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                                                                    EXHIBIT 16.1

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549


May 14, 2002


Dear Sir/Madam:

We have read the statements made in the second and third paragraphs of Item 4, to be included in the Form 8-K filed by NS Group, Inc., dated May 14, 2002, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP


Copy to:     Thomas J. Depenbrock
             Vice President, Treasurer and
             Chief Financial Officer
             NS Group, Inc.